                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       __________________________________


                                   FORM 8-K/A
                       AMENDMENT NO. 1 TO CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  August 13, 1996



                       UNIVERSAL HOSPITAL SERVICES, INC.
                       ---------------------------------
                          (Exact Name of Registrant as
                                 specified in its charter)


  Minnesota                         0-20086                  41-0760940
---------------           -----------------------       ------------------
(State or other           (Commission File Number)      (IRS Employer
jurisdiction of                                         Identification No.)
incorporation or
organization)


                              1250 Northland Plaza
                             3800 West 80th Street
                      Bloomington, Minnesota  55431-4442
                      -----------------------------------

                    (Address of principal executive offices)
                                   (Zip Code)


                                  612-893-3200
                                  ------------
              (Registrant's telephone number, including area code)



                                Not Applicable
                        ------------------------------
         (Former name or former address, if changed since last report)

The undersigned registrant hereby amends the following items, financial statements, pro forma financial information and exhibits, if any, or other portions of its Form 8-K Report dated August 13, 1996, filed October 25, 1996, as set forth in the pages attached hereto:

   Item 7.   Financial Statements and Exhibits.

             (a) Financial Statements of Business Acquired.

                  Financial statements required to be filed pursuant to
                  Item 7 of Form 8-K filed October 25, 1996, for
                  Biomedical Equipment Rental & Sales, Inc. ("BERS").

             (b) Pro Forma Financial Information

                  Pro forma financial information required to be filed pursuant to Item 7 of Form 8-K filed October 25, 1996, for
                  Universal Hospital Services, Inc. ("UHS").

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

   (a) Financial statements of business acquired



                          BIOMEDICAL EQUIPMENT RENTAL
                                AND SALES, INC.

                              Financial Statements

                       July 31, 1996 and October 31, 1995

                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Biomedical Equipment Rental and Sales, Inc.:

We have audited the accompanying balance sheets of Biomedical Equipment Rental and Sales, Inc. as of July 31, 1996 and October 31, 1995, and the related statements of earnings, stockholders' equity, and cash flows for the nine months ended July 31, 1996 and the year ended October 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biomedical Equipment Rental and Sales, Inc. as of July 31, 1996 and October 31, 1995, and the results of its operations and its cash flows for the nine months ended July 31, 1996 and the year ended October 31, 1995 in conformity with generally accepted accounting principles.

As discussed more fully in note 8 to the financial statements, on August 13, 1996, the stockholders of the Company sold the stock of the Company.



                                       Batchelor, Tillery & Roberts, LLP



Raleigh, North Carolina
August 30, 1996

                  BIOMEDICAL EQUIPMENT RENTAL AND SALES, INC.

                                 Balance Sheets

                       July 31, 1996 and October 31, 1995



Assets
------

                                                         1996        1995
                                                         ----        ----

Current assets:
  Cash and cash equivalents                           $  409,578     600,020
  Receivables:
    Trade accounts, less allowance for doubtful
    accounts of $77,000 in 1996 and $57,000 in 1995      957,175   1,025,401
  Sales-type leases, net of unearned
    interest of $33,858 in 1996 and $43,956 in 1995      284,559     281,059
  Inventories                                            136,062     227,360
  Prepaid expenses                                        20,932      16,124
                                                      ----------   ---------

    Total current assets                               1,808,306   2,149,964
                                                      ----------   ---------

Property and equipment, at cost:
  Rental equipment                                    10,049,547   9,884,651
  Office furniture and fixtures                          179,011     175,518
  Engineering equipment                                   90,984      89,690
  Automobiles                                             54,726      51,939
  Land improvements                                       23,136      22,930
                                                      ----------   ---------
                                                      10,397,404  10,224,728
Less accumulated depreciation and amortization        (6,329,751) (5,749,886)
                                                      ----------  ----------


      Property and equipment, net                      4,067,653   4,474,842
                                                      ----------  ----------

Other assets:
  Sales-type leases due after one year, net of
    unearned interest of $7,078 in 1996 and
    $23,203 in 1995                                      169,810     308,228
  Goodwill, less accumulated amortization                101,768     111,616
  Cash surrender value of life insurance                  38,055      32,385
  Other                                                   81,314      11,157
                                                      ----------  ----------
      Total other assets                                 390,947     463,386
                                                      ----------  ----------

                                                    $  6,266,906 $ 7,088,192
                                                    ============ ===========



                                                  (Continued)

                  BIOMEDICAL EQUIPMENT RENTAL AND SALES, INC.

                       July 31, 1996 and October 31, 1995




Liabilities and Stockholders' Equity
------------------------------------

                                                            1996        1995
                                                            ----        ----

Current liabilities:
 Accounts payable                                        $  379,757  $  417,467
 Accrued expenses                                           538,443     300,935
 Current installments of long-term debt                   1,107,731   1,243,534
 Current installments of capitalized lease obligation       207,743     172,253
                                                         ----------  ----------

     Total current liabilities                            2,233,674   2,134,189

Long-term debt, less current installments                   751,243   1,403,671
Capitalized lease obligation, less current installments     189,642     310,366
                                                         ----------  ----------

     Total liabilities                                    3,174,559   3,848,226
                                                         ----------  ----------

Stockholders' equity:
  Common stock, $1 par value; 100,000 shares authorized,
    5,000 shares issued and outstanding in 1996 and 1995      5,000       5,000
  Additional paid-in capital                                184,450     184,450
  Retained earnings                                       2,902,897   3,050,516
                                                         ----------  ----------
     Total stockholders' equity                           3,092,347   3,239,966
                                                         ----------  ----------

Commitments

                                                       $  6,266,906 $ 7,088,192
                                                       ============ ===========





See accompanying notes to financial statements.

                  BIOMEDICAL EQUIPMENT RENTAL AND SALES, INC.



                             Statements of Earnings



        Nine months ended July 31, 1996 and year ended October 31, 1995


                                 1996         1995
                                 ----         ----
Revenue:
 Rental income                 $3,446,745   $4,437,655
 Sales                            627,900    1,115,554
 Service income                    67,874      142,184
 Gain on sale of equipment        209,683      260,680
 Interest income                   55,532       59,416
 Other                                955        1,022
                               ----------   ----------

   Total revenue                4,408,689    6,016,511
                               ----------   ----------

Costs and expenses:
 Cost of goods sold               392,500      748,057
 General and administrative     3,541,273    3,947,548
 Interest                         181,154      262,827
                               ----------   ----------
   Total costs and expenses     4,114,927    4,958,432
                               ----------   ----------

Net earnings                   $  293,762   $1,058,079
                               ==========   ==========


See accompanying notes to financial statements.

                  BIOMEDICAL EQUIPMENT RENTAL AND SALES, INC.

                       Statements of Stockholders' Equity

        Nine months ended July 31, 1996 and year ended October 31, 1995


                                                  Additional
                                         Common    paid-in    Retained
                                         stock     capital    earnings       Total
                                         -----     -------    --------       -----
Balance at October 31, 1994
                                          $5,000   184,450    2,561,687    2,751,137
Net earnings
                                               -         -    1,058,079    1,058,079
Dividends
                                               -         -     (569,250)    (569,250)
                                        --------   -------    ---------    ---------
Balance at October 31, 1995
                                           5,000   184,450    3,050,516    3,239,966
Net earnings
                                               -         -      293,762      293,762
Dividends
                                               -         -     (441,381)    (441,381)
                                        --------   -------    ---------    ---------
Balance at July 31, 1996
                                          $5,000   184,450    2,902,897    3,092,347
                                        ========   =======    =========    =========

See accompanying notes to financial statements.

                  BIOMEDICAL EQUIPMENT RENTAL AND SALES, INC.



                            Statements of Cash Flows



        Nine months ended July 31, 1996 and year ended October 31, 1995



                                                          1996          1995
                                                          ----          ----

Cash flows from operating activities:
 Net earnings                                            $  293,762    $1,058,079
 Adjustments to reconcile net earnings to net cash
  provided by operating activities:
   Depreciation and amortization                          1,249,884     1,708,581
   Bad debt expense                                          53,104       137,820
   Gain on sale of equipment                               (209,683)     (260,680)
   Changes in operating assets and liabilities:
    Receivables                                                (655)     (822,602)
    Inventories                                              91,298       (33,471)
    Prepaid expenses and other assets                        (4,808)       34,198
    Accounts payable and accrued expenses                   142,073        72,751
                                                        -----------     ---------
     Net cash provided by operating activities            1,614,975     1,894,676
                                                        -----------     ---------

Cash flows from investing activities:
 Purchases of property and equipment                      (867,702)    (1,770,190)
 Proceeds from disposal of equipment                       254,013        520,317
 Collections of sales-type leases                          238,195        276,765
 Deposit                                                   (70,157)          -
 Increase in cash surrender value of life insurance         (5,670)        (9,066)
                                                        -----------     ---------
     Net cash used in investing activities                 (451,321)     (982,174)
                                                        -----------     ---------
Cash flows from financing activities:
 Proceeds from short-term borrowings                          -           335,000
 Principal repayments on short-term borrowings                -          (556,669)
 Proceeds from issuance of long-term debt                   255,455     1,860,087
 Principal repayments on long-term debt                  (1,043,686)   (1,473,810)
 Payments on capital lease obligation                      (137,834)     (155,926)
 Dividends paid                                            (428,031)     (569,250)
                                                        -----------     ---------
     Net cash used in financing activities               (1,354,096)     (560,568)
                                                        -----------     ---------
     Net (decrease) increase in cash and cash
      equivalents                                          (190,442)      351,934

Cash and cash equivalents at beginning of year              600,020       248,086
                                                        -----------     ---------
Cash and cash equivalents at end of year                $   409,578  $    600,020
                                                        ===========  ============
Supplemental disclosure of cash flow information:
 Cash paid for interest                                 $   189,990  $    252,468
                                                        ===========  ============
 Equipment purchases included in accounts payable       $    44,375  $    297,070
                                                        ===========  ============
 Equipment purchased under capital lease                $    52,600  $     -
                                                        ===========  ============
 Dividends payable                                      $    13,350  $     -
                                                        ===========  ============



See accompanying notes to financial statements.

                  BIOMEDICAL EQUIPMENT RENTAL AND SALES, INC.

                         Notes to Financial Statements

                      July 31, 1996 and October 31, 1995



(1)  Organization and Summary of Significant Accounting Policies
     -----------------------------------------------------------

     Organization
     ------------

     Biomedical Equipment Rental and Sales, Inc. (the "Company") is a closely-held corporation which rents and sells medical equipment to hospitals and other medical service providers. The Company also sells disposable medical products used in conjunction with the rental equipment.

     As discussed in note 8 to the financial statements, on August 13, 1996, the Company was sold to Universal Hospital Services, Inc.

     Basis of Presentation and Use of Estimates
     ------------------------------------------

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Significant Accounting Policies
     -------------------------------

     The significant accounting policies of the Company are summarized below:

     (a)    Cash and Cash Equivalents
            -------------------------

     The Company considers all highly liquid instruments with an original maturity of three months or less, money market funds, and other interest-bearing deposits to be cash equivalents.

     (b)    Accounts Receivable
            -------------------

     The Company provides an allowance for estimated uncollectible receivables equal to the losses that are estimated to be incurred in the collection of all receivables. The allowance is based on historical collection experience combined with a review of the current status of the existing receivables.

     The Company extends credit to a large number of customers within its primary market areas, and the Company performs ongoing credit evaluations of its customers.

     (c)    Inventories
            -----------

     Inventories are stated at the lower of cost, determined on a last-in, first-out basis (LIFO), or market.

                  BIOMEDICAL EQUIPMENT RENTAL AND SALES, INC.

(1)  Organization and Summary of Significant Accounting Policies, Continued
     ----------------------------------------------------------------------

     (d) Leases
         ------

         Operating leases
         ----------------

         The Company has the following categories of rental agreements which are accounted for as operating leases:

         Casual rentals: These agreements indicate the equipment to be rented and the monthly and/or per-day-of-use rate. The number of rental units and the term of these contracts are not specified.

         Full-service, per-day-of-use contracts: These contracts cover a specified quantity of rental units and have a 12 to 60 month term. As needed, the customer may add additional units at the same price. The customer is charged based on usage, with an 8 day minimum charge. The Company provides semiannual preventive maintenance inspections (PMIs) and all normal repairs.

         Full-service monthly leases: These agreements range from 12 to 60 months and cover a specified number of rental units. Additional units may be added at the same price. The monthly lease payment covers semiannual PMIs and all normal repairs.

         Full-service operating leases: These contracts cover a specified quantity of rental units and have a 12 to 60 month term. The Company provides semiannual PMIs and all normal repairs.

         Capital leases
         --------------

         The Company reports leases with a buy-out option at the end of the term as capital leases. These sales-type leases cover a specified number of units, with financing over a 12 to 60 month period.

     (e) Property and Equipment
         ----------------------

         Depreciation of property and equipment is provided over the estimated useful lives of the respective assets, principally on the straight-line method. Depreciation is computed using an estimated useful life of five years for rental equipment and estimated useful lives of five to fifteen years for all other property.

         Amortization of equipment under a capital lease is provided over five years on the straight-line method.

                  BIOMEDICAL EQUIPMENT RENTAL AND SALES, INC.

(1)  Organization and Summary of Significant Accounting Policies, Continued
     ----------------------------------------------------------------------

     (e) Property and Equipment, Continued
         ---------------------------------

         In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". The Company is required to adopt SFAS No. 121 no later than fiscal year 1997. Management currently believes that adoption of SFAS No. 121 will not have a significant impact on the Company's financial position or results of operations.

     (f) Goodwill
         --------

         Goodwill represents the excess purchase cost of acquired assets over the fair market value of net assets at the date of acquisition and is being amortized on the straight-line method over ten years. Accumulated amortization was $29,545 as of July 31, 1996 and $19,697 as of October 31, 1995.

     (g) Election for Federal and State Income Tax Purposes
         --------------------------------------------------

         The stockholders of the Company have elected to have the Company's taxable income reported as income to the individual stockholders for federal and state income tax purposes. Accordingly, the Company is not liable for federal or state income taxes on earnings for the nine months ended July 31, 1996 and the year ended October 31, 1995.

(2)  Inventories
     -----------

     Inventories consist of replacement parts and supplies for rental equipment.

     If the first-in, first-out method of inventory valuation had been used instead of the LIFO method, inventories would not have been significantly different than reported as of July 31, 1996 and October 31, 1995.

(3)  Short-Term Borrowings and Long-Term Debt
     ----------------------------------------

     (a) As of July 31, 1996 and October 31, 1995, the Company had a $500,000 unused line of credit to be drawn upon as needed, with interest at prime rate.

     (b) Long-term debt consists of the following:

                                                       1996    1995
                                                       ----    ----

Note payable to bank at prime, payable in monthly
 installments of $5,725 plus interest beginning May
 1994, secured by equipment                           $51,523  103,047

                  BIOMEDICAL EQUIPMENT RENTAL AND SALES, INC.

(3)  Short-Term Borrowings and Long-Term Debt, Continued
     ---------------------------------------------------

     (b) Long-term debt, continued:

                                                              1996     1995
                                                              ----     ----

         Note payable to bank at prime, payable in
          monthly installments of $7,854 plus interest
          beginning May 1994, secured by equipment            70,689  141,378

         Note payable to bank at prime, payable in monthly
          installments of $3,463 plus interest beginning
          August 1994, secured by equipment                   41,554   72,719

         Note payable to bank at prime, payable in monthly
          installments of $5,169 plus interest beginning
          August 1994, secured by equipment                   62,033  108,558

         Note payable to bank at prime, payable in
          monthly installments of $13,889 plus interest
          beginning November 1994, secured by equipment      208,331  333,332

         Note payable to bank at prime, payable in monthly
          installments of $7,942 plus interest beginning
          March 1995, secured by equipment                   150,891  222,366

         Note payable to bank at prime, payable in monthly
          installments of $9,808 plus interest beginning
          March 1995, secured by equipment                   186,355  274,629

         Note payable to bank at prime, payable in monthly
          installments of $6,621 plus interest beginning
          May 1995, secured by equipment                     139,016  198,605

         Note payable to bank at prime, payable in monthly
          installments of $17,851 plus interest beginning
          November 1995, secured by equipment                481,970  642,627

         Note payable to bank at prime, payable in monthly
          installments of $6,169 plus interest beginning
          November 1995, secured by equipment                166,565  222,087

                  BIOMEDICAL EQUIPMENT RENTAL AND SALES, INC.




(3)  Short-Term Borrowings and Long-Term Debt, Continued
     ---------------------------------------------------

     (b) Long-term debt, continued:

                                                                             1996                  1995
                                                                             ----                  ----

         Note payable to bank at prime, payable in monthly
          installments of $4,150 plus interest beginning
          November 1995, secured by equipment                                80,695               118,049

         Note payable to bank at prime, payable in monthly
          installments of $749 plus interest beginning
          March, 1996, secured by equipment                                  18,713                  -

         Note payable to bank at prime, payable in monthly
          installments of $6,472 plus interest beginning
          March 1996, secured by equipment                                  200,639                  -

        Notes repaid in 1996                                                   -                  209,808
                                                                         ----------             ---------
                                                                          1,858,974             2,647,205
        Installments due within one year                                 (1,107,731)           (1,243,534)
                                                                         ----------             ---------
          Total long-term debt, less current installments               $   751,243              1,403,671
                                                                         ==========             ==========

(c)  Principal maturities of long-term debt are as follows:

     Year ending July 31:
     --------------------

           1997                                                          $1,107,731
           1998                                                             633,129
           1999                                                             118,114
                                                                         ----------

                                                                        $ 1,858,974
                                                                        ===========


All notes payable to bank are secured by inventories, furniture, fixtures and equipment. Notes payable to bank for equipment are also collateralized by the related equipment leases.

In addition, the loan agreements include certain covenants which, among other things, require the Company to maintain $2,000,000 of tangible net worth/stockholders' equity. As of July 31, 1996 and October 31, 1995, the Company was not in violation of any of the covenants.

In connection with the sale of Company, on August 13, 1996, Universal Hospital Services, Inc. repaid all of the outstanding long-term debt.

See note 4 for the capital lease obligation.

                  BIOMEDICAL EQUIPMENT RENTAL AND SALES, INC.

(4) Leasing Activities
    ------------------

    (a) Rental income is derived from the rental of medical equipment under operating leases and is recorded in income as earned.

     Leases accounted for as sales-type leases are as follows:

                                                           1996       1995
                                                           ----       ----

     Future minimum lease payments to be received       $ 495,305    $ 656,446
     Unearned interest income                             (40,936)     (67,159)
                                                        ---------    ---------
       Net investment in sales-type leases                454,369      589,287
     Less current portion                                (284,559)    (281,059)
       Net investment in sales-type leases, excluding
       current portion                                  $ 169,810    $ 308,228
                                                        =========    =========

Future minimum payments to be received on sales-type and monthly operating leases are as follows:

Year ending July 31:
--------------------



                                                       Sales-type    Operating
                                                       ----------   -----------
        1997                                          $   318,417   $   671,292
        1998                                              172,108       389,958
        1999                                                4,780        58,927
                                                      ------------  -----------
                                                      $   495,305   $ 1,120,177
                                                      ============  ===========

(b) During 1991, the Company entered into a lease for medical equipment. Additional equipment with a cost of $52,600 and $80,000 was acquired in 1996 and 1994, respectively. The lease term and payments under the lease, which has been capitalized for financial statement purposes, were adjusted accordingly. The equipment under this lease is amortized on a straight-line basis over the five year lease term. Interest expense is accrued on the basis of the outstanding lease obligation at the rate of 10% per year. In addition, the Company is obligated to pay $7,676 per month, through May, 1998, for inventory used in conjunction with the equipment. Payments are adjusted annually based on the consumer price index.

    As of July 31, 1996 and October 31, 1995, the equipment under this lease had a net book value of approximately $119,000 and $160,000, respectively ($1,054,000 and $960,000 of accumulated amortization).

                  BIOMEDICAL EQUIPMENT RENTAL AND SALES, INC.

(4) Leasing Activities, Continued
    -----------------------------

    (b)  Continued

         Future minimum lease payments under this lease are as follows:

         Year ending July 31:
         --------------------

              1997                                        $238,131
              1998                                         198,442
                                                          --------
                                                           436,573
              Less amount representing interest            (39,188)
                                                          --------
              Present value of minimum lease payments      397,385
              Less current portion                        (207,743)
                                                          --------

              Noncurrent lease obligation                $ 189,642
                                                         =========

          Total minimum lease payments have not been reduced by $563,000 to be received in the future under a non-cancelable sublease.



  (c) The Company leases a building from a stockholder under an agreement classified as an operating lease. The original term of the lease was 20 years, from June 1, 1986 to May 31, 2006, with annual rentals of approximately $27,000. As a condition of the sale of the Company, the lease term was amended so that it will expire in August 1997. In consideration of this amendment, the Company paid the stockholder $137,000. This amount was accrued as of July 31, 1996.

      During 1992 the Company entered into a 39 month building lease with an unrelated party. In January, 1996, this lease was extended for an additional 36 months. Annual rent payments amount to approximately $12,000.

      The Company also entered into a 37 month building lease with an unrelated party beginning September, 1993. This lease was renewed for 36 months beginning October, 1996. Annual rent payments amount to approximately $18,000.

  (d) Future minimum building lease payments under operating leases are as follows:

      Year ending July 31:
      --------------------

            1997                                             $31,000
            1998                                              32,000
            1999                                              25,000
            2000                                               3,000
                                                             -------

                                                             $91,000
                                                             =======

                  BIOMEDICAL EQUIPMENT RENTAL AND SALES, INC.

(5) Related Party Transactions
    --------------------------

    The Company has entered into various transactions with companies related through common stockholders.

    The Company recognized income from related companies as follows:

                                                            1996     1995
                                                            ----     ----
    Sales                                                  $ 143  $  44,966
    Rental income                                             -     358,034
    Service income                                         4,383     13,280
                                                          ------  ---------

                                                          $4,526  $ 416,280
                                                          ======  =========

    For the year ended October 31, 1995, related party income included $410,747 from Biomedical Home Care, Inc. ("BHC"). In July, 1995, BHC was sold to an unrelated company. For the nine months ended July 31, 1996, the Company continued recognizing income from this unrelated company; however, these transactions were not considered related party transactions.



    The Company paid or reimbursed related companies for the following:


                                                          1996       1995
                                                          ----       ----

    Rent                                                $    944   $  2,420
    Inventories                                           22,360     94,449
    Rental equipment                                     148,134    607,517
    Consulting                                            46,065     60,648
    Miscellaneous supplies and service                    11,582     16,111
                                                       ---------   --------

                                                       $ 229,085   $781,145
                                                       =========   ========

    Included in trade accounts payable is $11,263 and $18,560 due to a related company as of July 31, 1996 and October 31, 1995, respectively.

    See note 4 for other related party transactions.

                  BIOMEDICAL EQUIPMENT RENTAL AND SALES, INC.

(6) Employee Benefit Plans
    ----------------------

    The Company has a tax-qualified contributory profit-sharing plan (the "Plan") which was established pursuant to Section 401(k) of the Internal Revenue Code. All employees who have completed one or more years of service are eligible to participate in the Plan. Employees who participate may contribute up to 15% of their annual compensation. The Plan provides for discretionary contributions by the Company in such amounts as the Board of Directors may annually determine. Total employer contributions to the Plan were none for the nine months ended July 31, 1996 and $23,489 for the year ended October 31, 1995. As discussed in note 8 to the financial statements, for the nine months ended July 31, 1996, the Company paid officer and employee bonuses of $24,000 in lieu of a discretionary contribution to the Plan.

    The Company is self-insured for employee health care costs.

(7) Concentration of Credit Risk
    ----------------------------

    The Company maintains its cash balances in one financial institution, and each account is insured by the Federal Deposit Insurance Corporation up to $100,000. As of July 31, 1996, the Company's uninsured cash balances are approximately $300,000.

    As of July 31, 1996, seven customers have receivable balances totaling approximately $394,000 (38% of trade accounts receivable). Management believes that any risk associated with the trade accounts receivable is adequately provided for in the allowance for doubtful accounts.

(8) Sale of Company
    ---------------

    On August 13, 1996, the stockholders of the Company sold the stock of the Company to Universal Hospital Services, Inc. In connection with this transaction, the Company paid bonuses of approximately $225,000 to officers and employees ($24,000 of this total was paid in lieu of a discretionary employer contribution to the profit-sharing plan). These bonuses were accrued as of July 31, 1996 and paid in August, 1996. In addition, as described in note 4 to the financial statements, the Company amended a building lease for a cost of $137,000.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

  (b) Pro Forma Financial Information

      On August 13, 1996, Universal Hospital Services, Inc. ("the Company") acquired Biomedical Equipment Rental & Sales, Inc. ("BERS") pursuant to a Stock Purchase Agreement among the Company and the shareholders of BERS. Pursuant to the agreement, the Company acquired all of the outstanding capital stock of BERS for approximately $11 million paid to shareholders of BERS and repayment of approximately $1.6 million of outstanding indebtedness of BERS. The purchase price was paid with Senior Notes from The Prudential Insurance Company of America. Subsequent to the acquisition BERS became a wholly owned subsidiary of the Company.

      BERS is a medical equipment rental company supplying health care providers with state-of-the-art, income producing medical equipment and technical services, primarily in the southeastern United Sates. Principally through rental programs, BERS provides a wide variety of medical equipment for use by various segments of the health care market including hospitals, home health care companies, nursing homes, surgical centers and clinical research laboratories. In addition, BERS sells related disposable supplies for use with its rental products. BERS, through its professional and technical staff, also provides its customers a full range of related support services, including delivery, full-service maintenance, inservice training and technical support. BERS' technical staff test, program and calibrate each piece of equipment that BERS rents to its customers.

      Total reported revenues for BERS for the fiscal years ended October 31 for 1995 and 1994 were approximately $6.0 million and $4.6 million, respectively. EBITDA (earnings before interest, tax, depreciation and amortization) were $3.0 million and $2.0 million, representing 50.4% and 44.4% of total revenues for 1995 and 1994, respectively. These compare to the Company's previously reported EBITDA and percent of total revenues of $18.2 million and 34.4% for the year ended December 31, 1995, and $15.2 million and 32.1% for the year ended December 31, 1994. For the proforma consolidated year ended December 31, 1995 and the six month period ended June 30, 1996, the EBITDA and percent of total revenues were $22.1 million and 37.5% and $10.7 million and 34.7%, respectively.

      As of July 31, 1996, BERS owned over 4,500 pieces of medical equipment in a variety of categories, including, but not limited to, infusion therapy devices, pain management devices, suction pumps, compression therapy, respiratory and hypo/hyperthermia devices.

      BERS markets its rental medical equipment through four regional sales personnel in territories from Delaware to South Carolina. Medical equipment is delivered to customers from one of three regional offices located in Raleigh, NC, Charlotte, NC and Richmond, VA. Although BERS' primary market is the southeastern United States, it currently rents medical equipment to over 400 customers in 26 states.

      The following pro forma condensed consolidated statements of operations for the six months ended June 30, 1996 and the year ended December 31, 1995 give effect to the acquisition and the financing thereof as if such transactions had occurred at January 1, 1995. The pro forma condensed consolidated balance sheet as of June 30, 1996 gives effect to the acquisition and the financing thereof as if such transactions had occurred as of that date. The acquisition was accounted for pursuant to the purchase method of accounting.

      The pro forma financial data presented herein is based on management's estimate of the effects of the acquisition and financing thereof. The pro forma financial data is based upon current available information and certain assumptions that the Company believes are reasonable. The Company does not expect the receipt of additional information to have a material adverse effect on the pro forma financial data. The pro forma condensed consolidated statements of operations for the six months ended June 30, 1996 and the year ended December 31, 1995 and the pro forma condensed consolidated balance sheet as of June 30, 1996 are unaudited, but in the opinion of the Company include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position for the periods presented.

      The pro forma condensed consolidated statements of operations for the six months ended June 30, 1996 and the year ended December 31, 1995, and the pro forma condensed consolidated balance sheet as of June 30, 1996 are not necessarily indicative of the results of operations or financial position that actually would have been achieved had the transactions described been consummated as of the dates indicated, or that may be achieved in the future.

                       UNIVERSAL HOSPITAL SERVICES, INC.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996



                                               UHS               BERS           Pro Forma             UHS
                                            Historical(1)     Historical(2)    Adjustments
PRO FORMA

REVENUES:
  Equipment rentals                           $24,768,454        $2,309,650                       $27,078,104
  Sales of supplies and equipment               2,941,417           426,742                         3,368,159
  Other                                           316,329           170,173                           486,502
                                              -----------        ----------                       -----------
    Total revenues                             28,026,200         2,906,565                        30,932,765

COSTS AND EXPENSES:
  Cost of equipment rentals                     6,555,180           370,390                         6,925,570
  Rental equipment depreciation                 5,795,000           848,249     $   44,288(3)       6,687,537
  Cost of supplies and equipment sales          2,369,896           270,794                         2,640,690
  Selling, general and administrative           9,686,824           914,365        280,793(4)      10,881,982
  Write-down of DPAP inventory                  1,030,500                                           1,030,500
  Interest                                      1,034,412           122,344        448,268(5)       1,605,024
                                              -----------        -----------    ----------        -----------
    Total costs and expenses                   26,471,812         2,526,142        773,349         29,771,303
                                              -----------        -----------    ----------        -----------
Income before income taxes                      1,554,388           380,423       (773,349)         1,161,462
Provision for income taxes                        670,000                         (169,548)(6)        500,452
                                              -----------        -----------    ----------        -----------

  NET INCOME                                    $ 884,388        $  380,423     $ (603,801)       $   661,010
                                              -----------        -----------    ----------        -----------

NET EARNINGS PER SHARE OF COMMON STOCK              $0.16                                               $0.12
                                              ===========                                         ===========

Weighted average common shares outstanding      5,539,049                                           5,539,049
                                              ===========                                         ===========

(1) Represents the unaudited historical statement of income of the Company for the six months ended 6/30/96 as reported in the Company's 6/30/96 Form 10-Q as filed with the SEC.

(2) Represents the unaudited historical statement of income of BERS for the six months ended 6/30/96.

(3) Represents increased depreciation expense related to fair market value adjustments to rental equipment of BERS.

(4) Represents the amortization of goodwill, a non-competition agreement and deferred acquisition costs.

(5) Represents increased interest expense related to indebtedness incurred to complete the acquisition and amortization of related deferred financing fees, offset by decreased interest expense on BERS debt retired in conjunction with the acquisition.

(6) Represents the tax effects of the pro forma adjustments and BERS historical operations at the Company's effective tax rate.

                       UNIVERSAL HOSPITAL SERVICES, INC.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                            UHS            BERS          Pro Forma       UHS
                                         Historical (1)  Historical (2)  Adjustments
PRO FORMA

REVENUES:

  Equipment rentals                        $45,869,789   $4,441,550                   $50,311,339
  Sales of supplies and equipment            6,585,373    1,080,055                     7,665,428
  Other                                        580,632      419,915                     1,000,547
                                           -----------   ----------                    ----------
    Total revenues                          53,035,794    5,941,520                    58,977,314

COSTS AND EXPENSES:
  Cost of equipment rentals                 11,841,142      708,833                    12,549,975
  Rental equipment depreciation             10,799,372    1,658,676    $   88,577(3)   12,546,625
  Cost of supplies and equipment sales       5,352,163      718,016                     6,070,179
  Selling, general and administrative       18,559,504    1,561,592       561,587(4)   20,682,683
  Interest                                   1,784,141      264,070       896,535(5)    2,944,746
                                            ----------   ----------    ----------      ----------
    Total costs and expenses                48,336,322    4,911,187     1,546,699      54,794,208
                                            ----------   ----------    ----------      ----------
Income before income taxes                   4,699,472    1,030,333    (1,546,699)      4,183,106
Provision for income taxes                   1,949,000                   (222,812)(6)   1,726,188
                                            ----------   ----------    ----------      ----------

  NET INCOME                               $ 2,750,472  $ 1,030,333   $(1,323,887)   $  2,456,918
                                           ===========  ===========   ===========    ============

NET EARNINGS PER SHARE OF COMMON STOCK           $0.50                                      $0.45
                                           ===========                               ============

Weighted average common shares outstanding   5,502,258                                  5,502,258
                                            ==========                                ===========

(1) Represents the audited historical statement of income of the Company for the year ended 12/31/95 as reported in the Company's 12/31/95 Form 10-K as filed with the SEC.

(2) Represents the unaudited historical statement of income of BERS for the twelve months ended 12/31/95.

(3) Represents increased depreciation expense related to fair market value adjustments to rental equipment of BERS.

(4) Represents the amortization of goodwill, a non-competition agreement and deferred acquisition costs.

(5) Represents increased interest expense related to indebtedness incurred to complete the acquisition and amortization of related deferred financing fees, offset by decreased interest expense on BERS debt retired in conjunction with the acquisition.

(6) Represents the tax effects of the pro forma adjustments and BERS historical operations at the Company's effective tax rate.

                       UNIVERSAL HOSPITAL SERVICES, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1996



                                                        UHS                 BERS          Pro Forma            UHS
                                                     Historical (1)      Historical(2)    Adjustments

PRO FORMA

ASSETS
CURRENT ASSETS:
 Cash and cash equivalents                                               $   217,957                       $   217,957
 Receivables:
  Accounts receivable, net                           $10,412,023             948,988                        11,361,011
  Sales-type leases, net                                                     284,559                           284,559
 Inventories                                           2,444,481             139,095                         2,583,576
 Prepaid expenses                                        889,924              20,932                           910,856
 Deferred income taxes                                   765,000                                               765,000
                                                     -----------         -----------                       -----------
  Total current assets                                14,511,428           1,611,530                        16,122,959

PROPERTY AND EQUIPMENT:
 Rental equipment, net                                40,881,835           3,955,764    $   265,731(3)      45,103,330
 Property and office equipment, net                    3,580,473             117,947                         3,698,420
                                                     -----------         -----------     ----------        -----------
  Total property and equipment, net                   44,462,308           4,073,711        265,731         48,801,750

OTHER ASSETS:

 Goodwill, less accumulated amortization               8,060,329                          7,348,989(4)      15,409,318
 Sales-type leases due after one year, net                                   169,810                           169,810
 Other                                                   256,266             119,369        351,359(5)         726,993
                                                     -----------         -----------     ----------        -----------
  TOTAL ASSETS                                       $67,290,331          $5,974,420     $7,966,079        $81,230,830
                                                     ===========         ===========     ==========        ===========

      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

  Accounts payable                                   $ 3,107,157         $   377,035                       $ 3,484,192
  Accrued compensation and pension                     1,918,424             449,860                         2,368,284
  Accrued expenses                                       723,020              88,583                           811,603
  Current portion long-term debt                       2,800,000           1,107,731    $(1,107,731)(6)      2,800,000
  Current portion capitalized lease obligation                               207,743                           207,743
                                                     -----------          ----------     ----------        -----------
    Total current liabilities                          8,548,601           2,230,952     (1,107,731)         9,671,822

  Accrued compensation and pension                     1,605,518                                             1,605,518
  Deferred income taxes                                4,278,000                                             4,278,000
                                                                                           (543,742)(6)
  Long-term debt                                      23,155,667             543,742     12,644,169 (7)     35,799,836
  Capitalized lease obligations, less current                                173,109                           173,109

  Commitments and contingencies

SHAREHOLDERS' EQUITY:
   Preferred stock
   Common stock                                           54,602               5,000         (5,000)(8)         54,602
   Additional paid-in capital                         15,491,917             184,450       (184,450)(8)     15,491,917
   Retained earnings                                  14,156,026           2,837,167     (2,837,167)(8)     14,156,026
                                                     -----------          ----------     ----------        -----------
     Total shareholders' equity                       29,702,545           3,026,617     (3,026,617)        29,702,545
                                                     -----------          ----------     ----------        -----------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUIT       $67,290,331          $5,974,420    $ 7,966,079        $81,230,830
                                                     ===========          ==========    ===========        ===========

(1) Represents the unaudited historical balance sheet of the Company as of 6/30/96 as reported in the Company's 6/30/96 Form 10-Q as filed with the SEC.

(2) Represents the unaudited historical balance sheet of BERS as of 8/13/96, the date of the acquisition.

(3)  Represents fair market value adjustments to rental equipment of BERS.

(4)  Represents the excess of the purchase price over net assets acquired.

(5) Represents a non-competition agreement and deferred acquisition and financing costs.

(6)  Represents BERS debt repaid in conjunction with the acquisition.

(7)  Represents the debt incurred to finance the acquisition.

(8)  Represents the elimination of BERS shareholders' equity.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:     October 25, 1996
          ----------------



                         Universal Hospital Services, Inc.



                          By    /s/ David E. Dovenberg
                             -------------------------

                             David E. Dovenberg,

                             Vice President of Finance and

                          Chief Financial Officer